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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Lamar Advertising Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in this Prospectus.

                                                   /s/ KPMG Peat Marwick LLP


New Orleans, Louisiana
November 12, 1997